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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Manugistics Group, Inc. and subsidiaries on Form S-3 of our reports dated March 28, 1997 (except Note 12 as to which the date is May 9, 1997), appearing in the Annual Report on Form 10-K of Manugistics Group, Inc. for the year ended February 28, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Washington, D.C.
July 22, 1997